  FORM 8-K Cover Page
  Items Reported
  Signatures
  Exhibit Index

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 5, 2008

DOWNEY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13578 (Commission File Number)	33-0633413 (IRS Employer Identification No.)

3501 Jamboree Road Newport Beach, California (Address of principal executive offices)		92660 (Zip Code)

Registrant’s telephone number, including area code:   (949) 854-0300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 5, 2008, Downey Financial Corp. (the “Company”) issued a press release announcing that the Company and its wholly-owned subsidiary, Downey Savings and Loan Association, F.A. (the “Bank”), have each consented to a Cease and Desist Order (the “Company Order” and the “Bank Order,” respectively, and together, the “Orders”) issued by the Office of Thrift Supervision (the “OTS”). The Orders became effective on September 5, 2008.

The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Bank Order requires the Bank to, among other things:

  meet and maintain a minimum Tier 1 Core Capital ratio of 7% and a minimum Total Risk-Based Capital ratio of 14% at each quarter-end;
  submit to the OTS an updated capital augmentation and strategy plan addressing how the Bank will meet and maintain the foregoing capital ratios and that provides for the raising of new equity and a capital infusion by no later than December 31, 2008, together with an alternative strategy to meet and maintain the Bank’s capital and ensure its safe and sound operation if the plan to raise additional capital is not successful;
  submit for OTS approval within prescribed time periods (i) a comprehensive classified asset reduction plan, (ii) a real estate owned disposition plan, (iii) an updated business plan containing strategies for a reduction in concentration of payment option adjustable rate mortgage and stated income loans and (iv) a plan to strengthen executive management;
  notify, or in certain cases receive the permission of, the OTS prior to (i) increasing its total assets in any quarter in excess of an amount equal to net interest credited on deposits during the quarter; (ii) making certain changes to its directors or senior executive officers; (iii) entering into, renewing, extending or revising any contractual arrangement related to compensation or benefits with any director or senior executive officer of the Bank; (iv) making any golden parachute or prohibited indemnification payments; (v) paying dividends or making other capital distributions; and (vi) entering into certain transactions with affiliates;
  refrain from any unsafe and unsound practices regarding lending and from resuming payment option adjustable rate mortgage or stated income lending programs; and
  comply with the OTS’ most recent report of examination with respect to the Bank.

The Company Order requires that the Company notify, or in certain cases receive the permission of, the OTS prior to (i) accepting or requesting that the Bank pay or make, or commit to pay or make, any dividends or other capital distributions; (ii) making certain changes to its directors or senior executive officers; (iii) entering into, renewing, extending or revising any contractual arrangement related to compensation or benefits with any director or senior executive officer of the Company; (iv) making any golden parachute payments or prohibited indemnification payments; and (v) incurring, issuing, renewing or rolling over any debt, increasing any current lines of credit or guaranteeing the debt of any entity.

The description of each Order and the corresponding Stipulation and Consent set forth in this Item 1.01 are qualified in their entirety by reference to the Orders and Stipulations, copies of which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and are incorporated by reference herein in their entirety.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1  OTS Order to Cease and Desist with the Company dated September 5, 2008

10.2  Stipulation and Consent to Issuance of Order to Cease and Desist with the Company dated September 5, 2008

10.3  OTS Order to Cease and Desist with the Bank dated September 5, 2008

10.4  Stipulation and Consent to Issuance of Order to Cease and Desist with the Bank dated September 5, 2008

99.1  Press Release issued by the Company, dated September 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOWNEY FINANCIAL CORP. (Registrant)

Date: September 5, 2008	By /s/ Richard B. Swinney; Richard B. Swinney Corporate Secretary

EXHIBIT NUMBER	DESCRIPTION
10.1	OTS Order to Cease and Desist with the Company dated September 5, 2008
10.2	Stipulation and Consent to Issuance of Order to Cease and Desist with the Company dated September 5, 2008
10.3	OTS Order to Cease and Desist with the Bank dated September 5, 2008
10.4	Stipulation and Consent to Issuance of Order to Cease and Desist with the Bank dated September 5, 2008
99.1	Press Release issued by the Company, dated September 5, 2008